Exhibit 99.1

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2020
(January 1, 2021)

Chapman **Petroleum Engineering Ltd.**
1122 - 4th Street S.W., Suite 700, Calgary, Alberta T2R 1M1 • Phone: (403) 266-4141 • Fax: (403) 266-4259 • www.chapeng.ab.ca

October 13, 2021

Foothills Petroleum Inc.
15015 Vickery Drive
Houston, TX
USA 77032

Attention: Mr. Kevin Sylla

Dear Sir:

Re: Reserve and Economic Evaluation – Foothills Petroleum Inc.
Natural Buttes Area, Utah, USA – December 31, 2020

In accordance with your authorization we have performed a reserve and economic evaluation of a gas property located in the Natural Buttes area, Utah, USA, owned by Foothills Petroleum Inc. (the "Company") for an effective date of December 31, 2020 (January 1, 2021).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves. The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The INTRODUCTION contains the authorization and purpose of the report and describes the methodology and economic parameters used in the preparation of this report.

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing. The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

The DISCUSSION contains a description of the interests and burdens, reserves and geology, production forecasts, product prices, capital and operating costs and a map of each major property. The economic results and cash flow forecasts (before income tax) are also presented on an entity and property summary level.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented. This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
October 13, 2021
C. W. Chapman, P. Eng.,
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *October 13, 2021*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

[APEGA ID Number]

[Original Signed By:]
[Signature]
Klorinda Kaci, B.Sc., B.A.Tech.,
Economics Coordinator / Technical Assistant

kk/lml/6769
attachments

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2. THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4. THAT I have in excess of 40 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 13, 2021, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
October 13, 2021
C.W. Chapman, P.Eng.
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *October 13, 2021*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

[APEGA ID Number]

CERTIFICATE OF QUALIFICATION

I, Klorinda Kaci, of the city of Calgary, Alberta, Canada officing at Suite 700, 1122 – 4th Street S.W., Calgary, Alberta hereby certify:

1. THAT I am a member of Society of Petroleum Engineers.

2. THAT I hold a Bachelor of Applied Technology in Petroleum Engineering from Southern Alberta Institute of Technology (SAIT) in Calgary (June 2009). I hold a Bachelor of Science degree in Civil Engineering from Tirana University of Albania 1989.

3. THAT I have been employed in the petroleum industry from 1994 to 2000 in Albania, and from January 2008 to the present time in Calgary.

4. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 13, 2021 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

6. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature]
Klorinda Kaci, B.Sc., B.A.Tech.,
Economics Coordinator / Technical Assistant

CERTIFICATE OF QUALIFICATION

I, REBECCA J. HOWE, of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a Certified Petroleum Geologist as recognized by the Division of Professional Affairs of the American Association of Petroleum Geologists and a member of the Canadian Society of Petroleum Geologists.

2. THAT I graduated from Brandon University, Manitoba with a Bachelor of Science degree in Geology in 2007.

3. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 13, 2021, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

4. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

5. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

6. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [AAPG Membership Stamp]
October 13, 2021
Rebecca J. Howe, B.Sc.
Associate

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2020
(January 1, 2021)

TABLE OF CONTENTS

INTRODUCTION

INDEX

INTRODUCTION

1. AUTHORIZATION

This evaluation has been authorized by Mr. Kevin Sylla, on behalf of Foothills Petroleum Inc. The engineering analysis has been performed during the month of October 2021.

2. PURPOSE OF THE REPORT

The purpose of this report was to prepare a third party independent appraisal of the gas reserves owned by Foothills Petroleum Inc. for the Company's financial planning and reporting.

The values in this report do not include the value of the Company's undeveloped land holdings nor the tangible value of their interest in associated plant and well site facilities they may own. The cash flow forecasts account for well and/or facility abandonment and reclamation costs and the offsetting salvage value of the tangible equipment after abandonment.

3. USE OF THE REPORT

The report is intended to support a filing on the US Securities Exchange Commission, and for annual corporate requirements and financial planning.

4. SCOPE OF THE REPORT

4.1 Methodology

The evaluation of the reserves and resources of these properties included in the report has been conducted under a discounted cash flow analysis of estimated future net revenue, which is the principal tool for estimating oil and gas property values and supporting capital investment decisions.

4.2 Land Survey System

The Public Land Survey System (PLSS) is a way of subdividing and describing land in the United States. All lands in the public domain are subject to subdivision by this rectangular

system of surveys, which is regulated by the U.S. Department of the Interior, Bureau of Land Management (BLM).

The PLSS typically divides land into 6-mile-square townships, which is the level of information included in the National Atlas. Townships are subdivided into 36 one-mile- square sections. Sections can be further subdivided into quarter sections, quarter-quarter sections, or irregular government lots.

Each township is identified with a township and range designation. Township designations indicate the location north or south of the baseline, and range designations indicate the location east or west of the Principal Meridian. For example, a township might be identified as Township 7 North, Range 2 West, which would mean that it was in the 7th tier of townships north of a baseline, and in the 2nd column of townships west of a principal meridian. A legal land description of a section includes the State, Principal Meridian name, Township and Range designations with directions, and the section number: for example, Nebraska, Sixth Principal Meridian T7N, R2W, Sec 5.

4.3 Economics

The results of the before tax economic analysis, which are presented for each entity and property summary, are in a condensed form presented on one page for simplicity in analyzing the cash flows, however, if for any reason more extensive breakdown of the cash flow is required, a separate schedule can be provided showing the full derivation and breakdown of any or all of the columns on the summary page.

The economic presentation shows the gross property and company gross and net (before and after royalty) production of oil, gas and each NGL product along with the product prices adjusted for oil quality and heating value of gas. Oil prices also include the deduction for trucking costs where applicable for royalty deductions.

The second level includes the revenues, royalties, operating costs, processing income, abandonment costs, capital and cash flow of the property. Royalty values shown here are after the reimbursement to the Company of the Gas Cost Allowance (GCA). Operating costs are presented for the gross property and the company share, split between variable and fixed costs, and the effective cost per BOE.

Net revenues are presented annually and as a net back in $/BOE @ 6 Mscf/STB. Revenue from custom processing of oil or gas is presented separately.

The third level of data presents the cumulative cash flow values (present worth) for various discount rates. Also, the net cash flow breakdown is presented. The project profitability criteria are summarized on the bottom right of the page. These data are not relevant in the case of corporate evaluations but are useful in assessing individual capital projects.

4.4 Barrels of Oil Equivalent

If at any time in this report reference is made to "Barrels of Oil Equivalent" (BOE), the conversion used is 6 Mscf : 1 STB (6 Mcf : 1 bbl).

BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf : 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent value equivalency at the well head.

4.5 Environmental Liabilities

We have been advised by the Company that they are in material compliance with all Environmental Laws and do not have any Environmental Claims pending, as demonstrated in the Representation Letter attached.

5. BASIS OF REPORT

5.1 Sources of Information

Sources of the data used in the preparation of this report are as follows:

i) Ownership and Burdens have been derived from the Company's land records and other information from the Company as required for clarification;
ii) Production data is acquired from public data sources, except for very recent data or certain wells which are provided directly by the Company;
iii) Well data is accessed from the Company's well files and from public data sources;

iv) Operating Costs are based on actual revenue and expense statements provided by the Company for established properties or from discussions with the Company and our experience in the area for new properties;

v) Price differentials are derived from revenue statements, compared to actual posted prices for the appropriate benchmark price over a period of several months for established properties or from discussions with the Company and our experience in the area for new or non-producing properties;

vi) Timing of Development Plans and Capital estimates are normally determined by discussions with the Company together with our experience and judgment.

5.2 **Product Prices**

Forecast Prices Parameters

The price used for each area in this report, in accordance with SEC regulation S-X rule 4-10, was the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month, within such period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions.

Adjustments for crude quality, gas heating value and NGL trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to either the capital expenditures or operating costs.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

For the purpose of US Security Exchange Commission filing, the results of the Constant Prices and Cost case for proved and probable reserves are expressed in United States dollars are presented in the Summary of Reserves and Economics (SEC).

Constant Price Parameters

The Constant Price values utilized in this report are the latest prices being received posted prices for gas by the Company.

Adjustments for gas heating value and condensate trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to operating costs.

In the Constant Price cash flows the magnitude of the gross and net reserves will not change except where production forecasts have been truncated or extended due to economic limits being reached earlier or later in the life of the properties and due to the impact of royalties which are price related.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

5.3 Product Sales Arrangement

The Company does not have any "hedge" contracts in place at this time.

5.4 Royalties

A full provision for State severance taxes under the latest regulations and incentive programs has been included in this report.

5.5 Capital Expenditures and Operating Costs

Operating costs and capital expenditures have been based on historical experience and analogy where necessary and have not been escalated.

5.6 Income Tax Parameters

Net cash flows after consideration of corporate income tax have been included in this report.

There are no tax pools included in this report as at December 31, 2020.

The Federal tax rates utilized in this report were 21.00% in 2019 and thereafter. The Colorado tax rate utilized was 5% in all years.

No capital expenditures were anticipated for this report.

5.7 Abandonment and Restoration

Abandonment and restoration costs, net of salvage, have been included in the cash flows for the final event of any particular well. The abandonment cost does not impact the economic limit and is included in the final year of production. For marginal wells nearing the end of their economic life, these costs may result in a negative net present value.

In this report, we have accounted for these costs for only the wells which are being evaluated and have not included other shut-in or suspended wells in the Company's inventory or their facilities and pipelines.

6. EVALUATION STANDARD USED

6.1 General

This evaluation and report preparation have been carried out in accordance with standards set out in the APEGA professional practice standard "The Canadian Oil and Gas Evaluation Handbook", 3rd Edition December 2018 ("COGEH"), prepared by the Calgary Chapter of the Society of Petroleum Evaluation Engineers (SPEE).

COGEH uses the SPE-PRMS (2018 Update) resource classification system shown in the below diagram.


PRODUCTION
RESERVES
Low
Best Estimate
High
1P
2P
3P
P1
Proved
P2
Probable
P3
Possible
CONTINGENT RESOURCES
1C
2C
3C
C1
C2
C3
UNRECOVERABLE
PROSPECTIVE RESOURCES
1U
2U
3U
P90
P50
P10
UNRECOVERABLE
TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP
COMMERCIAL
SUB-COMMERCIAL
UNDISCOVERED PIIP
CLASS
Increasing Chance of Commerciality
CATEGORY
Range of Uncertainty
Not to scale

By way of explanation, 'CLASS' forms the vertical axis of the PRMS diagram and represents the range of Chance of Commerciality. Likewise, 'CATEGORY' forms the horizontal axis and provides a measure of the uncertainty in estimates of the Resource Class.

Petroleum Initially-In-Place (PIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations with reference to the above diagram and is potentially producible. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered (equivalent to "total resources").

Discovered PIIP (equivalent to "discovered resources") is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The

Discovered PIIP includes production, Reserves, and Contingent Resources; the remainder is unrecoverable.

Undiscovered PIIP (equivalent to "undiscovered resources") is that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as "Prospective Resources", the remainder as "unrecoverable".

Unrecoverable is that portion of Discovered or Undiscovered PIIP quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

6.2 Resource Definitions

The following definitions have been extracted from COGEH and represent an overview of the resource definitions and evaluation criteria required for compliance with the Canadian Securities National Instrument 51-101. These definitions are considered to be compliant with the PRMS - 2018, in that they use the same primary nomenclature, principles and concepts.

6.2.1 Reserves

The following Reserves definitions and guidelines are designed to assist evaluators in making Reserves estimates on a reasonably consistent basis and assist users of evaluation reports in understanding what such reports contain and, if necessary, in judging whether evaluators have followed generally accepted standards.

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are further classified according to the level of certainty associated with the estimates and may be subclassified based on development and production status.

The guidelines outline

- general criteria for classifying reserves,
- procedures and methods for estimating reserves,
- confidence levels of individual entity and aggregate reserves estimates,
- verification and testing of Reserves estimates.

The following definitions apply to both estimates of individual Reserves Entities and the aggregate of reserves for multiple entities.

RESERVES CATEGORIES

Reserves are categorized according to the probability that at least a specific volume will be produced. In a broad sense, Reserves categories reflect the following expectations regarding the associated estimates:

Reserves Category	Confidence Characterization
Proved (1P)	Low Estimate, Conservative
Proved + Probable (2P)	Best Estimate
Proved +Probable +Possible (3P)	High Estimate, Optimistic

a. Proved Reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated Proved Reserves.

b. Probable Reserves are those additional reserves that are less certain to be recovered than Proved Reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated Proved + Probable Reserves.

c. Possible Reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated Proved + Probable + Possible Reserves.

DEVELOPMENT AND PRODUCTION STATUS

Each of the reserves categories (proved, probable and possible) may be divided into developed and undeveloped categories.

a. Developed Reserves are those Reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to the cost of drilling a well) to put the Reserves on production. The developed category may be subdivided into producing and non-producing.

   i. Developed Producing Reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

   ii. Developed Non-Producing Reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in and the date of resumption of production is unknown.

b. Undeveloped Reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the Reserves classification (Proved, Probable, Possible) to which they are assigned.

In multi-well pools, it may be appropriate to allocate total pool Reserves between the Developed and Undeveloped categories or to sub-divide the Developed Reserves for the pool between Developed Producing and Developed Non-Producing. This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.

LEVELS OF CERTAINTY FOR REPORTED RESERVES

The qualitative certainty levels contained in the definitions are applicable to "individual Reserves entities," which refers to the lowest level at which Reserves calculations are performed, and to "Reported Reserves," which refers to the highest level sum of individual entity estimates for which Reserves estimates are presented. Reported Reserves should target the following levels of certainty under a specific set of economic conditions:

- At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated Proved Reserves,
- At least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable reserves,
- At least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable + Possible reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various Reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of Reserves estimates are prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

Additional clarification of certainty levels associated with Reserves estimates and the effect of aggregation is provided in Section 5.7.1.6, The Portfolio Effect, of COGEH.

6.2.2 Contingent Resources

Contingent Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development (TUD), but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Contingencies may include economic, environmental, social and political factors, regulatory matters, a lack of markets or prolonged timetable for development. Contingent Resources have a Chance of Development that is less than certain.

Contingent resources are further categorized according to their level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Project Maturity Sub-Classes are: Development Pending, Development on Hold, Development Unclarified and Development Not Viable, as demonstrated in the chart below (Section 6.3).

Reports on Contingent Resources must specify the level of maturity and usually include 1C, 2C and 3C estimates.

There is no certainty that it will be commercially viable to produce any portion of the Contingent Resources.

6.2.3 Prospective Resources

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated Chance of Discovery and a Chance of Development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

The project maturity subclasses describe the stage of exploration and broadly correspond to chance of commerciality from in increasing order from "play" to "lead" to "prospect" as demonstrated in the chart below (Section 6.3).

A "play" is a family of geologically similar fields, discoveries, prospects and leads. It would have the lowest chance of commerciality in these project maturity subclasses.

A "lead" is a potential accumulation within a play that requires more data acquisition and/or evaluation in order to be classified as a prospect.

A "prospect" is a potential accumulation within a play that is sufficiently well defined to represent a viable drilling target. A "prospect" would have the highest chance of commerciality.

There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

6.3 **Project Maturity Sub-Classes**


TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP (DPIIP)
UNDISCOVERED PIIP (UPIIP)
COMMERCIAL
SUB-COMMERCIAL
PRODUCTION
RESERVES
CONTINGENT RESOURCES
UNRECOVERABLE
PROSPECTIVE RESOURCES
UNRECOVERABLE
Project Maturity Sub-classes
On Production
Approved for Development
Justified for Development
Development Pending
Development On Hold
Development Unclarified
Development Not Viable
Prospect
Lead
Play
Increasing Chance of Commerciality
Range of Uncertainty
Not to Scale

7. SITE VISIT

A personal field examination of these properties was not considered to be necessary because the data available from the Company's records and public sources were satisfactory for our purposes.


UNITED STATES OF AMERICA
Utah
Washington, DC
Lake Superior
Lake Huron
Lake Erie
Ontario
Area of Interest
UTAH
COLORADO
100 MILES
111°
110°
109°
108°
107°
Vernal
Provo
Utah
Colorado
Uinta Basin
NATURAL BUTTES AREA
Piceance Basin
Outcrop of base of Mesaverde Group
Douglas Creek arch
Grand
Green River
Book Cliffs
Price
Wasatch Plateau
Hogback
New Castle
Rifle
Redstone
Coal Basin area
Grand Junction
Mt. Garfield
Palisade
Grand Mesa
Paonia
West Elk Mtns
Crested Butte
Colorado River
A
A'
15
70
0
20 Miles
40°
39°

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

ORIENTATION MAP

JAN. 2021 JOB No. 6769

Attachment 1

CHAPMAN PETROLEUM ENGINEERING LTD.
NATURAL GAS & BY-PRODUCTS
HISTORICAL, CONSTANT, CURRENT AND FUTURE PRICES

January 1, 2021

Date	Alberta GRP [1] $CDN/MMBTU	Alberta GRP [1] $CDN/GJ	AECO Spot Gas[2] $CDN/MMBTU	Henry Hub Gas[3] $US/MMBTU	Propane C3 [4] $CDN/BBL	Butane C4 [4] $CDN/BBL	Condensate (Pentanes Plus) C5+[5] $CDN/BBL
HISTORICAL PRICES							
2010	3.93	3.73	4.02	4.39	44.40	57.99	77.51
2011	3.46	3.28	3.63	3.99	50.17	70.93	97.21
2012	2.25	2.13	2.39	2.75	47.40	64.48	96.26
2013	2.98	2.82	3.17	3.73	50.09	91.43	100.72
2014	4.22	4.00	4.51	4.35	46.85	62.26	108.28
2015	2.62	2.48	2.71	2.76	6.17	36.81	59.14
2016	2.03	1.93	2.18	2.50	6.71	29.81	55.62
2017	2.05	1.94	2.50	2.96	25.55	39.62	67.15
2018	1.38	1.31	1.51	3.18	30.47	48.97	77.19
2019	1.31	1.24	1.81	2.57	14.98	21.39	70.46
2020	1.85	1.75	2.25	2.02	20.62	24.74	50.06
CONSTANT PRICES (The average of the first-day-of-the-month price for the preceding 12 months-SEC)							
	1.94	1.84	2.21	**2.04**	15.50	20.00	**50.67**
FORECAST PRICES							
2021	2.38	2.25	2.70	3.10	19.92	28.89	57.44
2022	2.42	2.30	2.75	3.15	23.32	34.96	59.92
2023	2.46	2.34	2.80	3.20	25.33	40.42	61.52
2024	2.51	2.38	2.86	3.26	25.89	41.32	62.84
2025	2.56	2.43	2.91	3.31	26.44	42.21	64.19
2026	2.61	2.48	2.97	3.37	27.01	43.12	65.56
2027	2.67	2.53	3.03	3.43	27.59	44.04	66.96
2028	2.72	2.58	3.09	3.49	28.18	44.97	68.38
2029	2.77	2.63	3.15	3.55	28.78	45.93	69.84
2030	2.83	2.68	3.22	3.62	29.39	46.91	71.32
2031	2.89	2.74	3.28	3.68	30.01	47.91	72.84
2032	2.94	2.79	3.35	3.75	30.65	45.97	74.38
2033	3.00	2.85	3.41	3.81	31.30	46.94	75.96
2034	3.06	2.91	3.48	3.88	31.96	47.94	77.57
2035	3.12	2.96	3.55	3.95	32.63	48.95	79.21
2036	3.19	3.02	3.62	4.02	33.29	49.93	80.79

Escalated 2% thereafter

Notes: [1] Alberta Gas Reference Price (GRP) represents the average of all system and direct (spot and firm) sales
[2] The AECO C Spot price, which is the Alberta gas trading price
[3] Henry Hub Spot is natural gas traded on the New York Mercantile Exchange (NYMEX).
[4] Alberta average field price for Propane and Butane purchased at field locations.
[5] Edmonton condensate from GMPFirstEnergy.

NATURAL BUTTES AREA

UTAH, USA

INDEX

Discussion

Individual Cash Flows

Proved Developed Producing

c) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
d) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

Proved Plus Probable Developed Producing

e) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
f) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

NATURAL BUTTES AREA
UTAH, USA
DISCUSSION

Property Description

The Company owns a 21 percent working interest in 2 producing gas wells in the Natural Buttes field (Stagecoach Unit), Uintah County, Utah, USA.

A map showing the wells of interest is presented in Figure 1. Details of the interests and burdens for all wells are presented in Table 1.

Geology

The Blackhawk Formation is of Upper Cretaceous age and part of the Mesaverda Group, consisting of alternating layers of sandstones, shales and coals which were deposited within a coastal-fluvial environment. These layers respectively make up (in descending order) the Desert, Grassy, Sunnyside, Kenilworth, Aberdeen and Spring Canyon Members, as shown in Figure 2a. In this area, the Blackhawk is found around -5,200 ft. subsea true vertical depth (TVD) and has an approximate thickness of 370 ft.

Reserves

Reserves have been assigned based on respective wells' production decline analysis.

Total proved developed producing sales gas reserves of 2,339 MMscf have been estimated for two producing wells.

Additional probable developed producing reserves of 869 MMscf have been estimated for the same wells.

Production

Total daily production rate from two gas wells has averaged about 3.1 MMscf/d in the proved and proved plus probable developed producing cases.

Production history graphs in each well's history are shown on Figures 3a through 3d and 4a through 4d. Expected initial rates for each well are shown in Table 2.

Product Prices

An average 2021 gas price of $2.07/Mscf has been used based on the average of the first day of the month prices for the preceding 12 months of Henry Hub gas price, adjusted with a 1.017 gas price adjustment factor.

Also, an average 2021 condensate price of $25.98/STB has been used based on the average of the first day of the month prices for the preceding 12 months of condensate price, reduced by an $11.85 condensate price adjustment amount, as well as information provided by the Company and experience in the area.

Capital Expenditures

No capital expenditures have been anticipated for this area.

Operating Costs

Fixed operating costs of $6,968/well per month have been estimated based on discussions with the Company and experience in the area. Variable operating costs of $0.19/Mscf have been estimated, also based on our general experience and discussions with the Company.

Economics

A summary of the Company reserves and economics for the constant price (SEC) and costs is presented in Table 4 and the detailed results of the economic analysis performed on this property are presented in Tables 4a through 4f. After tax values are presented on the second page of Tables 4a and 4b.


21E
22E
12
07
08
09
10
13
18
17
9S 22E
24
19
21
9S
117-20H-20
111-20-H
White River
27
36
31
32
33
34

- APD - Aproved Permit
- DRL - Spudded (Drilling Commenced)
- GIW - Gas Injection
- GS - Gas Storage
- LA - Location Abandoned
- LOC - New Location
- OPS - Drilling Operations Suspended
- PA - Plugged Abandoned
- PGW - Producing Gas Well
- POW - Producing Oil Well
- RET - Returned APD
- SGW - Shut-in Gas Well
- SOW - Shut-in Oil Well
- TA - Temp. Abandoned
- TW - Test Well
- WDW - Water Disposal
- WIW - Water Injection Well
- WSW - Water Supply Well

COMPANY OWNERSHIP

- *WELL OF INTEREST*
- *STAGECOACH UNIT*

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

LAND & WELL LOCATION MAP

JAN. 2021 JOB No. 6769 FIGURE No. 1

Chapman *Petroleum Engineering Ltd.*

Table 1

Schedule of Wells, Interests and Royalty Burdens
January 1, 2021

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description		Rights Owned	Appraised Interest Working %	Appraised Interest Royalty %	Royalty Burdens Basic %	Royalty Burdens Overriding %	
Twp 09S Rge 22E							
SWNE Sec.20		[A]		21.0000		4.0000	[1]
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK						
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK						

General Notes : [1] Wellhead Severance Tax
Rights Owned : [A] All P&NG Royalty interest rights


ZONE OF INTEREST
Southern part of Uinta Basin
State line
Southern part of Piceance Basin
Price Canyon
Green River
Western Book Cliffs
Eastern Book Cliffs
Grand Hogback, Coal Basin area
Green River Formation
Colton Formation
Flagstaff Ls. Mbr.3
Wasatch Formation4
regional unconformity
North Horn Formation
Tuscher Formation1
Ohio Creek equivalent
Undifferentiated mbr.
Paonia Sh. Mbr.
Bowie Sh. Mbr.
Williams Fork Fm.
Mesaverde Group
Price River Fm.
Farrer Formation
geographic boundary of nomenclature change
Williams Fork Fm.
Rollins Ss. Mbr.2
Iles Fm.
Bluecastle Tongue
Iles Formation
Cozzette Member2
Neslen Formation
Corcoran Mbr.2
Mesaverde Group
Castlegate Sandstone
Sego Sandstone
Upper part of the Sego Ss.
Anchor Mine Tongue of Mancos Shale
Lower part of the Sego Ss.
Buck Tongue of Mancos Shale
Castlegate Sandstone
Main body of Mancos Shale (part)
Blackhawk Formation
Desert Mbr.
Grassy Mbr.
Sunnyside Mbr.
Kenilworth Mbr.
Aberdeen Mbr.
Spring Canyon Mbr.
Star Point Ss.
Storrs Tongue
Panther Tongue
1of the Mesaverde Group
2of the Iles Formation
3of the Green River Formation
4includes conglomerate beds at Dark Canyon

Source: R.D. Hettinger and M. A. Kirschbaum, 2003 Stratigraphy of the Upper Cretaceous Mancos Shale (Upper Part) and Mesaverde Group in the Southern Part of the Uinta and Piceance Basins, Utah and Colorado, p.6

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

UPPER CRETACEOUS AND LOWER TERTIARY STRATIGRAPHIC COLUMN

JAN. 2021 **JOB No. 6769** **FIGURE No. 2a**

Table 2

Summary of Gross Reserves

January 1, 2021

NATURAL BUTTES FIELD, UTAH, USA

Description			Initial Rate MMscf/d	Ultimate Recovery (raw) (MMscf)	Cumulative Production (raw) (MMscf)	Remaining Reserves (raw) (MMscf)	Remaining Reserves (sales) (MMscf)	Remaining Condensate (MBbls)	Reference
ASSOCIATED AND NON-ASSOCIATED GAS									
Proved Developed Producing									
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK		1	4,478	3,424	1,054	949	1	Figure 2a & 2b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK		2	7,002	5,457	1,545	1,391	3	Figure 2c & 2d
Total Proved Producing			**3**	**11,480**	**8,881**	**2,599**	**2,339**	**4**	
Probable									
Probable Developed Producing									
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	Incr.	0	443	0	443	399	1	Figure 3a & 3b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	Incr.	0	522	0	522	470	1	Figure 3c & 3d
Total Probable				**965**	**0**	**965**	**869**	**2**	
Total Proved Plus Probable				**12,445**	**8,881**	**3,564**	**3,208**	**6**	

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



* Number of Wells × 0.1
∘ CondGR, Bbl/MMscf × 0.1
● OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d
10
10²
10³
10⁴
10⁵
10⁶
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year

Figure 3 a

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10000
8000
6000
4000
2000
000
Daily Gas, Mscf/d
01
02
03
04
05
Cumulative Production Bscf

Figure 3 b

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 117-20H

Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK



10⁵
10⁴
10³
10²
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
* Number of Wells × 0.1
∘ CondGR, Bbl/MMscf × 0.1
• OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d

Figure 3 c

Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Developed Producing
Stagecoach Unit 117-20H
Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK
20000
16000
12000
8000
4000
000
○ Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf
Figure 3 d

Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Plus Probable
Stagecoach Unit 111-20H (4304755744)
Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK
Figure 4a
* Number of Wells x 0.1
◦ CondGR, Bbl/MMscf x 0.1
• OGR, STB/MMscf x 0.1
+ WGR, Bbl/MMscf x 0.1
- Daily Gas, Mscf/d
10^6
10^5
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
Chapman Petroleum Engineering Ltd.

37

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK


10000
8000
6000
4000
2000
000
01
02
03
04
05
Cumulative Production Bscf
○ Daily Gas, Mscf/d

Figure 4b

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 117-20H

Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK



10^5
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
* Number of Wells × 0.1
◦ CondGR, Bbl/MMscf × 0.1
• OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d

Figure 4c

Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Plus Probable
Stagecoach Unit 117-20H
Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK
20000
16000
12000
8000
4000
000
○ Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf
Figure 4d
Chapman Petroleum Engineering Ltd.

Table 3a

Summary of Anticipated Capital Expenditures

Development

January 1, 2021

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Date	Operation	Capital Interest %	Gross Capital M$	Net Capital M$

No Capital Expenditures have been anticipated for this area.

Table 3b

Summary of Anticipated Capital Expenditures
Abandonment and Restoration

January 1, 2021

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Well Parameters	Capital Interest %	Gross Capital M$	Net Capital M$
Well Stagecoach Unit 111-20H - API 4304755744	HZ flowing well	21.0000	70	15
Well Stagecoach Unit 117-20H - API 4304755746	HZ flowing well	21.0000	70	15
	Total Abandonment and Restoration		**140**	**29**

Note: **M$ means thousands of dollars.**
The above capital values are expressed in terms of current dollar values without escala

Constant Prices & Costs

Table 4

Summary of Company Reserves and Economics

Before Income Tax

January 1, 2021

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

			Not To Appraised Interest										
			Reserves						Cumulative Cash Flow (BIT) - M$				
			Light and Medium Oil MSTB		Conventional Natural Gas MMscf		Condensate Mbbls			Discounted at:			
Description			Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK		0	0	0	199	0	0	405	362	328	298	274
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK		0	0	0	292	0	0	600	552	512	479	450
Total Proved Developed Producing			0	0	0	491	0	0	1,005	914	839	776	724
Probable													
Probable Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	Incr.	0	0	0	84	0	0	170	129	101	81	68
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	Incr.	0	0	0	99	0	0	203	168	142	121	105
Total Probable Developed Producing			0	0	0	183	0	0	373	298	243	202	172
Total Probable			0	0	0	183	0	0	373	298	243	202	172
Total Proved Plus Probable			0	0	0	674	0	0	1,378	1,211	1,081	978	895

M$ means thousands of US dollars.

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4T
Summary of Company Reserves and Economics
After Income Tax
January 1, 2020

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

Constant Prices & Costs

Description	Net To Appraised Interest										
	Reserves						Cumulative Cash Flow - M$				
	Light and Medium Oil MSTB		Sales Gas MMscf		Condensate Mbbls			Discounted at:			
	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing											
Total Proved Developed Producing (BIT)	0	0	0	757	0	0	1,963	1,779	1,630	1,506	1,402
Company Income Tax	-	-	-	-	-	-	(510)	(463)	(424)	(392)	(365)
Total Proved Developed Producing (AIT)	**0**	**0**	**0**	**757**	**0**	**0**	**1,453**	**1,317**	**1,206**	**1,114**	**1,037**
Total Proved (AIT)	**0**	**0**	**0**	**757**	**0**	**0**	**1,453**	**1,317**	**1,206**	**1,114**	**1,037**
Probable											
Total Probable Developed Producing (BIT)	0	0	0	302	0	0	782	618	501	416	352
Company Income Tax	-	-	-	-	-	-	(204)	(161)	(130)	(108)	(92)
Total Probable Developed Producing (AIT)	**0**	**0**	**0**	**302**	**0**	**0**	**578**	**457**	**371**	**308**	**260**
Total Proved Plus Probable Developed Producing (AIT)	**0**	**0**	**0**	**1,059**	**0**	**0**	**2,032**	**1,774**	**1,577**	**1,422**	**1,298**

M$ means thousands of US dollars

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Developed Producing Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:13
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2021	2	2.07	2282.0	833	0	175	25.98	0
2022	2	2.07	1524.0	556	0	117	25.98	0
2023	2	2.07	1027.3	375	0	79	25.98	0
2024	2	2.07	699.3	255	0	54	25.98	0
2025	2	2.07	480.7	175	0	37	25.98	0
2026	2	2.07	288.1	105	0	22	25.98	0
2027	1	2.07	107.0	39	0	8	25.98	0
SUB				2339	0	491		0
REM				0	0	0		0
TOT				2339	0	491		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Other -M$-	Wellhead Taxes Sev -M$-	Ad-val -M$-	Oper Costs Fixed -M$-	Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Cum -M$-	10.0% Annual -M$-	Cum -M$-
2021	0	363	8	371	0	0	13	0	0	0	358	0	0	0	358	358	341	341
2022	0	242	6	248	0	0	9	0	0	0	239	0	0	0	239	597	207	549
2023	0	163	4	167	0	0	6	0	0	0	161	0	0	0	161	758	127	676
2024	0	111	2	114	0	0	4	0	0	0	110	0	0	0	110	868	78	754
2025	0	76	2	78	0	0	3	0	0	0	75	0	0	0	75	943	49	803
2026	0	46	1	47	0	0	2	0	0	0	45	0	0	0	45	988	27	830
2027	0	17	0	17	0	0	1	0	0	0	17	0	0	0	17	1005	9	839
SUB	0	1019	23	1042	0	0	37	0	0	0	1005	0	0	0	1005		839	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1019	23	1042	0	0	37	0	0	0	1005	0	0	0	1005		839	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1005	914	867	839	812	776	724
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1005	914	867	839	812	776	724

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4a

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6769_SBC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:13
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -$-	Capital Costs -$-	Aband Costs -$-	Admin + Oth Income -$-	Future Net Rev Before Tax Annual -$-	Future Net Rev Before Tax Cum -$-	Taxable Income Before Deduct -$-	Taxable Income After Deduct -$-	Income Tax Federal -$-	Income Tax State -$-	Income Tax Total -$-	Future Net Rev After Tax Annual -$-	Future Net Rev After Tax Cum -$-
2021	358088	0	0	0	358088	358088	358088	358088	75198	17904	93103	264985	264985
2022	239042	0	0	0	239042	597130	239042	239042	50199	11952	62151	176891	441877
2023	161062	0	0	0	161062	758192	161062	161062	33823	8053	41876	119186	561062
2024	109578	0	0	0	109578	867770	109578	109578	23011	5479	28490	81088	642150
2025	75296	0	0	0	75296	943066	75296	75296	15812	3765	19577	55719	697869
2026	45073	0	0	0	45073	988139	45073	45073	9465	2254	11719	33354	731223
2027	16683	0	0	0	16683	1004821	16683	16683	3503	834	4338	12345	743568
SUB	1004821	0	0	0	1004821		1004821	1004821	211013	50241	261254	743568	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	1004821	0	0	0	1004821		1004821	1004821	211013	50241	261254	743568	

NET PRESENT VALUE (-$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	1004821	913641	867015	838730	812426	776271	723509
Total income tax	261254	237547	225424	218070	211231	201831	188112
Future net revenue after tax	743568	676094	641591	620660	601195	574441	535396

Table 4b

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Plus Probable Dev. Prod. Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:13
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

Year	# of Wells	Sales Gas (MMCF) Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate (BBL) Price $/BBL	Co. Share Gross
2021	2	2.07	2399.5	876	0	184	25.98	0
2022	2	2.07	1779.4	649	0	136	25.98	0
2023	2	2.07	1327.5	485	0	102	25.98	0
2024	2	2.07	996.5	364	0	76	25.98	0
2025	2	2.07	752.8	275	0	58	25.98	0
2026	2	2.07	572.4	209	0	44	25.98	0
2027	2	2.07	438.1	160	0	34	25.98	0
2028	2	2.07	279.5	102	0	21	25.98	0
2029	1	2.07	165.1	60	0	13	25.98	0
2030	1	2.07	77.0	28	0	6	25.98	0
SUB				3208	0	674		0
REM				0	0	0		0
TOT				3208	0	674		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2021	0	382	9	390	0	0	14	0	0	0	377	0	0	0	377	377	359	359
2022	0	283	6	289	0	0	10	0	0	0	279	0	0	0	279	656	242	601
2023	0	211	5	216	0	0	8	0	0	0	208	0	0	0	208	864	164	765
2024	0	158	4	162	0	0	6	0	0	0	156	0	0	0	156	1020	112	877
2025	0	120	3	122	0	0	4	0	0	0	118	0	0	0	118	1138	77	954
2026	0	91	2	93	0	0	3	0	0	0	90	0	0	0	90	1228	53	1007
2027	0	70	1	71	0	0	3	0	0	0	69	0	0	0	69	1296	37	1044
2028	0	44	1	45	0	0	2	0	0	0	44	0	0	0	44	1340	21	1065
2029	0	26	0	27	0	0	1	0	0	0	26	0	0	0	26	1366	11	1077
2030	0	12	0	12	0	0	0	0	0	0	12	0	0	0	12	1378	5	1081
SUB	0	1397	31	1429	0	0	51	0	0	0	1378	0	0	0	1378		1081	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1397	31	1429	0	0	51	0	0	0	1378	0	0	0	1378		1081	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1378	1211	1130	1081	1038	978	895
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1378	1211	1130	1081	1038	978	895

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4b

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:13
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -M$-	Capital Costs -M$-	Aband Costs -M$-	Admin + Oth Income -M$-	Future Net Rev Before Tax Annual -M$-	Future Net Rev Before Tax Cum -M$-	Taxable Income Before Deduct -M$-	Taxable Income After Deduct -M$-	Income Tax Federal -M$-	Income Tax State -M$-	Income Tax Total -M$-	Future Net Rev After Tax Annual -M$-	Future Net Rev After Tax Cum -M$-
2021	377	0	0	0	377	377	377	377	79	19	98	279	279
2022	279	0	0	0	279	656	279	279	59	14	73	207	485
2023	208	0	0	0	208	864	208	208	44	10	54	154	639
2024	156	0	0	0	156	1020	156	156	33	8	41	116	755
2025	118	0	0	0	118	1138	118	118	25	6	31	87	842
2026	90	0	0	0	90	1228	90	90	19	4	23	66	908
2027	69	0	0	0	69	1296	69	69	14	3	18	51	959
2028	44	0	0	0	44	1340	44	44	9	2	11	32	992
2029	26	0	0	0	26	1366	26	26	5	1	7	19	1011
2030	12	0	0	0	12	1378	12	12	3	1	3	9	1020
SUB	1378	0	0	0	1378		1378	1378	289	69	358	1020	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	1378	0	0	0	1378		1378	1378	289	69	358	1020	

NET PRESENT VALUE (-M$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	1378	1211	1130	1081	1038	978	895
Total income tax	358	315	294	281	270	254	233
Future net revenue after tax	1020	896	836	800	768	724	662

Table 4c

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:33
FILE: GaltPP1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 1054 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70000 -$- (2027)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Price $/MCF	Sales Gas MMCF Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2021	1	2.07	738.8	270	0	57	25.98	0
2022	1	2.07	562.4	205	0	43	25.98	0
2023	1	2.07	428.1	156	0	33	25.98	0
2024	1	2.07	325.8	119	0	25	25.98	0
2025	1	2.07	248.0	91	0	19	25.98	0
2026	1	2.07	188.8	69	0	14	25.98	0
2027	1	2.07	107.0	39	0	8	25.98	0
SUB				949	0	199		0
REM				0	0	0		0
TOT				949	0	199		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -$-	SaleGas -$-	Products -$-	Total -$-	Royalties State -$-	Royalties Other -$-	Wellhead Taxes Sev -$-	Wellhead Taxes Ad-val -$-	Oper Costs Fixed -$-	Oper Costs Variabl -$-	FR After Roy&Oper -$-	Proc& Other Income -$-	Capital Costs -$-	Aband Costs -$-	Future Net Revenue Undiscounted Annual -$-	Undiscounted Cum -$-	10.0% Annual -$-	10.0% Cum -$-
2021	0	117490	1962	119451	0	0	4264	0	0	0	115187	0	0	0	115187	115187	109826	109826
2022	0	89431	1493	90924	0	0	3246	0	0	0	87678	0	0	0	87678	202865	75998	185824
2023	0	68073	1137	69210	0	0	2471	0	0	0	66739	0	0	0	66739	269604	52589	238413
2024	0	51816	865	52681	0	0	1881	0	0	0	50800	0	0	0	50800	320404	36391	274804
2025	0	39441	659	40100	0	0	1432	0	0	0	38668	0	0	0	38668	359072	25182	299986
2026	0	30022	501	30523	0	0	1090	0	0	0	29434	0	0	0	29434	388506	17425	317411
2027	0	17016	284	17300	0	0	618	0	0	0	16683	0	0	0	16683	405188	8979	326390
SUB	0	413289	6900	420189	0	0	15001	0	0	0	405188	0	0	0	405188		326390	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	413289	6900	420189	0	0	15001	0	0	0	405188	0	0	0	405188		326390	

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	405188	361503	339561	326390	314241	297702	273916
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	405188	361503	339561	326390	314241	297702	273916

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4d

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:01
FILE: GaltPP2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 1545 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70000 -$- (2026)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2021	1	2.07	1543.2	563	0	118	25.98	0
2022	1	2.07	961.6	351	0	74	25.98	0
2023	1	2.07	599.3	219	0	46	25.98	0
2024	1	2.07	373.4	136	0	29	25.98	0
2025	1	2.07	232.7	85	0	18	25.98	0
2026	1	2.07	99.4	36	0	8	25.98	0
SUB				1391	0	292		0
REM				0	0	0		0
TOT				1391	0	292		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -$-	SaleGas -$-	Products -$-	Total -$-	Royalties State -$-	Royalties Other -$-	Wellhead Taxes Sev -$-	Wellhead Taxes Ad-val -$-	Oper Costs Fixed -$-	Oper Costs Variabl -$-	FR After Roy&Oper -$-	Proc& Other Income -$-	Capital Costs -$-	Aband Costs -$-	Future Net Revenue Undiscounted Annual -$-	Undiscounted Cum -$-	10.0% Annual -$-	10.0% Cum -$-
2021	0	245406	6488	251894	0	0	8993	0	0	0	242901	0	0	0	242901	242901	231597	231597
2022	0	152925	4043	156968	0	0	5604	0	0	0	151364	0	0	0	151364	394266	131200	362797
2023	0	95296	2519	97815	0	0	3492	0	0	0	94323	0	0	0	94323	488589	74325	437123
2024	0	59384	1570	60954	0	0	2176	0	0	0	58778	0	0	0	58778	547366	42105	479228
2025	0	37005	978	37983	0	0	1356	0	0	0	36627	0	0	0	36627	583994	23853	503081
2026	0	15801	418	16218	0	0	579	0	0	0	15639	0	0	0	15639	599633	9259	512340
SUB	0	605817	16016	621832	0	0	22199	0	0	0	599633	0	0	0	599633		512340	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	605817	16016	621832	0	0	22199	0	0	0	599633	0	0	0	599633		512340	

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	599633	552138	527454	512340	498186	478570	449593
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	599633	552138	527454	512340	498186	478570	449593

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:01
FILE: GaltRA1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 1497 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70000 -$- (2030)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

		Sales Gas MMCF					Condensate BBL	
			Pool		Company Share			Co.
Year	# of Wells	Price $/MCF	MCF/D	Vol	Gross	Net	Price $/BBL	Share Gross
2021	1	2.07	768.1	280	0	59	25.98	0
2022	1	2.07	633.8	231	0	49	25.98	0
2023	1	2.07	523.0	191	0	40	25.98	0
2024	1	2.07	431.6	158	0	33	25.98	0
2025	1	2.07	356.1	130	0	27	25.98	0
2026	1	2.07	293.9	107	0	23	25.98	0
2027	1	2.07	242.5	89	0	19	25.98	0
2028	1	2.07	200.1	73	0	15	25.98	0
2029	1	2.07	165.1	60	0	13	25.98	0
2030	1	2.07	77.0	28	0	6	25.98	0
SUB				1347	0	283		0
REM				0	0	0		0
TOT				1347	0	283		0

COMPANY SHARE FUTURE NET REVENUE

	Company Share Future Revenue (FR)				Royalties		Wellhead Taxes		Oper Costs						Future Net Revenue Undiscounted		10.0%	
Year	Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	State -M$-	Other -M$-	Sev -M$-	Ad-val -M$-	Fixed -M$-	Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Annual -M$-	Cum -M$-	Annual -M$-	Cum -M$-
2021	0	122	2	124	0	0	4	0	0	0	120	0	0	0	120	120	114	114
2022	0	101	2	102	0	0	4	0	0	0	99	0	0	0	99	219	86	200
2023	0	83	1	85	0	0	3	0	0	0	82	0	0	0	82	300	64	264
2024	0	69	1	70	0	0	2	0	0	0	67	0	0	0	67	367	48	312
2025	0	57	1	58	0	0	2	0	0	0	56	0	0	0	56	423	36	348
2026	0	47	1	48	0	0	2	0	0	0	46	0	0	0	46	469	27	376
2027	0	39	1	39	0	0	1	0	0	0	38	0	0	0	38	507	20	396
2028	0	32	1	32	0	0	1	0	0	0	31	0	0	0	31	538	15	411
2029	0	26	0	27	0	0	1	0	0	0	26	0	0	0	26	563	11	423
2030	0	12	0	12	0	0	0	0	0	0	12	0	0	0	12	575	5	427
SUB	0	587	10	597	0	0	21	0	0	0	575	0	0	0	575		427	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	587	10	597	0	0	21	0	0	0	575	0	0	0	575		427	

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	575491	490948	450820	427484	406456	378598	340072
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	575491	490948	450820	427484	406456	378598	340072

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4f

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing
****

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6769_SEC
EFF:01-JAN-2021 DISC:01-JAN-2021 PROD:01-JAN-2021
RUN DATE: 8-OCT-2021 TIME: 11:03
FILE: GaltRA2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 2067 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70000 -$- (2028)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	Sales Gas MMCF # of Wells	Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2021	1	2.07	1631.5	595	0	125	25.98	0
2022	1	2.07	1145.6	418	0	88	25.98	0
2023	1	2.07	804.5	294	0	62	25.98	0
2024	1	2.07	564.9	206	0	43	25.98	0
2025	1	2.07	396.7	145	0	30	25.98	0
2026	1	2.07	278.6	102	0	21	25.98	0
2027	1	2.07	195.6	71	0	15	25.98	0
2028	1	2.07	79.4	29	0	6	25.98	0
SUB				1860	0	391		0
REM				0	0	0		0
TOT				1860	0	391		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2021	0	259	7	266	0	0	10	0	0	0	257	0	0	0	257	257	245	245
2022	0	182	5	187	0	0	7	0	0	0	180	0	0	0	180	437	156	401
2023	0	128	3	131	0	0	5	0	0	0	127	0	0	0	127	564	100	501
2024	0	90	2	92	0	0	3	0	0	0	89	0	0	0	89	653	64	565
2025	0	63	2	65	0	0	2	0	0	0	62	0	0	0	62	715	41	605
2026	0	44	1	45	0	0	2	0	0	0	44	0	0	0	44	759	26	631
2027	0	31	1	32	0	0	1	0	0	0	31	0	0	0	31	790	17	648
2028	0	13	0	13	0	0	0	0	0	0	12	0	0	0	12	802	6	654
SUB	0	811	21	832	0	0	30	0	0	0	802	0	0	0	802		654	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	811	21	832	0	0	30	0	0	0	802	0	0	0	802		654	

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	802227	719991	678708	653923	631051	599894	555011
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	802227	719991	678708	653923	631051	599894	555011

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.6	.0	96.4	.0	96.4

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

GLOSSARY OF TERMS
(Abbreviations & Definitions)

General

BIT	-	Before Income Tax
AIT	-	After Income Tax
M$	-	Thousands of Dollars
Effective Date	-	The date for which the Present Value of the future cash flows and reserve categories are established
$US	-	United States Dollars
WTI	-	West Texas Intermediate – the common reference for crude oil used for oil price comparisons
ARTC	-	Alberta Royalty Tax Credit
GRP	-	Gas Reference Price

Interests and Royalties

BPO	-	Before Payout
APO	-	After Payout
APPO	-	After Project Payout
Payout	-	The point at which a participant's original capital investment is recovered from its net revenue
GORR	-	Gross Overriding Royalty – percentage of revenue on gross revenue earned (can be an interest or a burden)
NC	-	New Crown – crown royalty on petroleum and natural gas discovered after April 30, 1974
SS 1/150 (5%-15%) Oil	-	Sliding Scale Royalty – a varying gross overriding royalty based on monthly production. Percentage is calculated as 1-150th of monthly production with a minimum percentage of 5% and a maximum of 15%
FH	-	Freehold Royalty
P&NG	-	Petroleum and Natural Gas
Twp	-	Township
Rge	-	Range
Sec	-	Section

Technical Data

psia	-	Pounds per square inch absolute
MSTB	-	Thousands of Stock Tank Barrels of oil (oil volume at 60 F and 14.65 psia)
MMscf	-	Millions of standard cubic feet of gas (gas volume at 60 F and 14.65 psia)
Bbls	-	Barrels
Mbbls	-	Thousands of barrels
MMBTU	-	Millions of British Thermal Units – heating value of natural gas
STB/d	-	Stock Tank Barrels of oil per day – oil production rate
Mscf/d	-	Thousands of standard cubic feet of gas per day – gas production rate
GOR (scf/STB)	-	Gas-Oil Ratio (standard cubic feet of solution gas per stock tank barrel of oil)
mKB	-	Metres Kelly Bushing – depth of well in relation to the Kelly Bushing which is located on the floor of the drilling rig. The Kelly Bushing is the usual reference for all depth measurements during drilling operations.
EOR	-	Enhanced Oil Recovery
GJ	-	Gigajoules
Marketable or Sales Natural Gas	-	Natural gas that meets specifications for its sale, whether it occurs naturally or results from the processing of raw natural gas. Field and plant fuel and losses to the point of the sale must be excluded from the marketable quantity. The heating value of marketable natural gas may vary considerably, depending on its composition; therefore, quantities are usually expressed not only in volumes but also in terms of energy content. Reserves are always reported as marketable quantities.
NGLs	-	Natural Gas Liquids – Those hydrocarbon components that can be recovered from natural gas as liquids, including but not limited to ethane, propane, butanes, pentanes plus, condensate, and small quantities of non-hydrocarbons.
Raw Gas	-	Natural gas as it is produced from the reservoir prior to processing. It is gaseous at the conditions under which its Volume is measured or estimated and may include varying amounts of heavier hydrocarbons (that may liquefy at atmospheric conditions) and water vapour; may also contain sulphur and other non-hydrocarbon compounds. Raw natural gas is generally not suitable for end use.
EUR	-	Estimated Ultimate Recovery

October 12, 2021

Chapman Petroleum Engineering Ltd.
700, 1122 – 4th Street SW
Calgary, AB
T2R 1M1

Dear Sir:

Re: Company Representation Letter

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2020, (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Foothills Petroleum Inc., (the Client) have made available to you, Chapman Petroleum Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:
   - Accounting, financial, tax and contractual data
   - Asset ownership and related encumbrance information;
   - Details concerning product marketing, transportation and processing arrangements;
   - All technical information including geological, engineering and production and test data;
   - Estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible, or otherwise, for which accurate and current ownership information has been provided.

4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations, and additions to these arrangements that could reasonably be expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:
   - For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.
   - All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   - Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.
   - Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   - If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

Kevin J. Sylla
Executive Chairman

B.P. Allaire
CEO/CFO